Exhibit 23.1

                              Arthur Andersen LLP

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in the First Essex Bancorp, Inc. Form S-8 registration statement to be filed September 5, 1997 of our reports dated January 13, 1997 included in the First Essex Bancorp, Inc.'s Form 10-K for the year ended December 31, 1996 and to all references to our Firm included in this registration statement.



/s/ ARTHUR ANDERSEN LLP


Boston, Massachusetts
September 4, 1997